UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

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H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2739

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 27, 2011 (the “Closing Date”), H&H Imports, Inc. (the “Company”) and certain accredited investors (the “Investors”), entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) and completed an initial closing of a private offering (the “Offering”) of 5,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and three series of warrants to purchase up to 10,700,000 shares of Common Stock, in the aggregate, for  aggregate gross proceeds of $1,070,000. The Company sold the Shares at an initial purchase price of $.20 per Share, which may be adjusted downward, but not to less than $.10 per share, under certain circumstances. In addition to the Shares, the Company issued: (i) series A Common Stock purchase warrants (the “Series A Warrants”) to purchase up to 5,350,000 shares of Common Stock at an exercise price of $.15 per share; (ii) series B Common Stock purchase warrants (the “Series B Warrants”) to purchase up to 2,675,000 shares of Common Stock at an exercise price of $.25 per share and (iii) series C Common Stock purchase warrants (the “Series C Warrants” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase up to 2,675,000 shares of Common Stock at an exercise price of $.50 per share. The Warrants are exercisable for three years from issuance and may be exercisable on a cashless basis if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date.

In connection with the Offering, on May 27, 2011, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”) under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the Shares and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Investors within 30 days of the earlier (i) of the effectiveness of a currently pending registration or withdrawal of such registration statement from filing with the SEC (file No. 333-170778)  and (ii) July 15, 2011 (the Filing Date”)  and within 60 days of the Filing Date (90 days in the event of a full review by the SEC), have the SEC declare the Registration Statement effective.

Pursuant to the Securities Purchase Agreement, the officers and directors of the Company agreed not to sell or otherwise dispose of their shares in the Company on a trading market in an amount that is greater than the amount and volume allowable under Rule 144 and at a purchase price of not less than $0.50 per share.  At such time that the Investors shall no longer hold at least 25 percent of their investment shares, the $0.50 price restriction will be lifted.

In connection with the Offering, the placement agent received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to the placement agent common stock purchase warrants (the “Placement Agent Warrants”) equal to 10 percent of (i) the number of Shares and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants, with an exercise price of $0.15 per share.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report is incorporated into this item by reference.

The Shares, the Warrants and the Placement Agent Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
10.1 10.2	Form of Securities Purchase Agreement Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&H Imports, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	President

Dated: June 7, 2011

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